AppFolio, Inc. Announces Second Quarter Financial Results
Revenue grows 25%

SANTA BARBARA, Calif., July 27, 2023 -- AppFolio, Inc. (NASDAQ: APPF) ("AppFolio" or the "Company"), a cloud-based technology platform built for the real estate industry, today announced its financial results for the second quarter ended June 30, 2023.

"AppFolio's second quarter results reflect a relentless focus on our customer-centric strategy, and increased operational efficiency," said Shane Trigg, President and CEO, AppFolio. "Aligning the value we provide with the value we receive is what unlocks our industry-leading innovation. From AI-powered solutions including AppFolio Realm to our entry into the affordable housing segment, addition of new AppFolio Stack partners, and expansion of our payments platform, we’re focused on delivering increasingly more value to our customers and their communities."

Financial Highlights
•Revenue: Total revenue was $147.1 million in the second quarter of 2023, a 25% increase from $117.4 million in the second quarter of 2022.
•Units Served: Total units on the AppFolio Property Manager platform increased to approximately 7.7 million in the second quarter of 2023 from approximately 6.8 million at the end of the second quarter of 2022.
•Income (Loss) from Operations: GAAP loss from operations in the second quarter of 2023 was ($0.7 million), or (0.5%) of revenue, compared to ($29.9 million), or (25.5%) of revenue, in the same quarter of 2022. Non-GAAP income from operations in the second quarter of 2023 was $9.4 million, or 6.4% of revenue, compared to Non-GAAP income from operations of $1.2 million, or 1.0% of revenue, in the second quarter of 2022.
•Cash: Cash, cash equivalents, and investment securities were $164.0 million as of June 30, 2023. Non-GAAP free cash flow was $6.2 million, or 4.2% of revenue, in the second quarter of 2023, compared to $(1.5) million, or (1.2)% of revenue, in the same quarter of 2022.

Financial Outlook
Based on information available as of July 27, 2023, AppFolio's outlook for fiscal year 2023 follows:
•Full year revenue is expected to be in the range of $592 million to $598 million.
•Full year non-GAAP operating margin as a percentage of revenue is expected to be in the range of 5.5% to 6.5%.
•Full year non-GAAP free cash flow margin as a percentage of revenue is expected to be in the range of 6% to 7%.
•Weighted average shares outstanding are expected to be approximately 36 million for the full year.

Conference Call Information
As previously announced, the Company will host a conference call today, July 27, 2023, at 2:00 p.m. Pacific Time (PT), 5:00 p.m. Eastern Time (ET), to discuss the company’s second quarter 2023 financial results. A live webcast of the call will be available at: https://edge.media-server.com/mmc/p/dzbq8t9t. To access the call by phone, please go to the following link: https://register.vevent.com/register/BIef5a6ef99e9c484c8473bc05edb298d1, and you will be provided with dial in details. A replay of the webcast will also be available for a limited time on AppFolio’s Investor Relations website at https://ir.appfolioinc.com/news-events/events.

The Company also provides announcements regarding its financial results and other matters, including SEC filings, investor events, and press releases, on its Investor Relations website at https://ir.appfolioinc.com/, as a means of disclosing material nonpublic information and for complying with AppFolio's disclosure obligations under Regulation FD.

About AppFolio, Inc.
AppFolio is a cloud-based technology platform built for the real estate industry. Our solutions enable our customers to digitally transform their businesses, address critical business operations and deliver a better customer experience. For more information about AppFolio, visit appfolioinc.com.

Investor Relations Contact:
Lori Barker
ir@appfolio.com

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to AppFolio’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “Statement Regarding the Use of Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements that are not statements of historical fact contained in this press release, and can be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts, “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those expressions. In particular, forward-looking statements contained in this press release relate to future operating results and financial position, including the Company's fiscal year 2023 financial outlook, anticipated future expenses and investments, the Company's business opportunities, and the impact of the Company's strategic actions and initiatives.

Forward-looking statements represent AppFolio's current beliefs and assumptions based on information currently available. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause the Company's actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in AppFolio's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 9, 2023, as well as in the Company's other filings with the SEC. You should read this press release with the understanding that the Company's actual future results may be materially different from the results expressed or implied by these forward-looking statements.

Except as required by applicable law or the rules of the NASDAQ Global Market, AppFolio assumes no obligation to update any forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$24,698	$70,769
Investment securities—current	139,273	89,297
Accounts receivable, net	20,033	16,503
Prepaid expenses and other current assets	25,478	24,899
Total current assets	209,482	201,468
Investment securities—noncurrent	—	25,161
Property and equipment, net	26,635	26,110
Operating lease right-of-use assets	20,308	23,485
Capitalized software development costs, net	26,857	35,315
Goodwill	56,060	56,060
Intangible assets, net	3,593	4,833
Other long-term assets	8,424	8,785
Total assets	$351,359	$381,217
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,532	$2,473
Accrued employee expenses	31,447	34,376
Accrued expenses	18,560	15,601
Income tax payable	13,485	—
Other current liabilities	9,687	8,893
Total current liabilities	74,711	61,343
Operating lease liabilities	39,554	50,237
Other liabilities	11,141	4,091
Stockholders’ equity	225,953	265,546
Total liabilities and stockholders’ equity	$351,359	$381,217

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue(1)	$147,075	$117,450	$283,175	$222,746
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)(2)	57,854	47,430	114,062	90,777
Sales and marketing(2)	27,002	26,995	56,400	51,914
Research and product development(2)	37,263	26,687	74,925	51,007
General and administrative(2)	18,819	37,947	50,510	56,911
Depreciation and amortization	6,816	8,321	14,487	16,736
Total costs and operating expenses	147,754	147,380	310,384	267,345
Loss from operations	(679)	(29,930)	(27,209)	(44,599)
Other (loss) income, net	(54)	45	(34)	35
Interest income, net	1,478	151	2,839	258
Income (loss) before provision for income taxes	745	(29,734)	(24,404)	(44,306)
Provision for (benefit from) income taxes	19,646	236	29,607	(49)
Net loss	$(18,901)	$(29,970)	$(54,011)	$(44,257)
Net loss per common share, basic and diluted	$(0.53)	$(0.86)	$(1.52)	$(1.27)
Weighted average common shares outstanding, basic and diluted	35,565	34,927	35,505	34,881

(1) The following table presents our revenue categories:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Core solutions	$38,515	$32,414	$75,684	$63,223
Value Added Services	106,085	81,450	202,920	152,950
Other	2,475	3,586	4,571	6,573
Total revenue	$147,075	$117,450	$283,175	$222,746

(2) Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	$988	$726	$1,756	$1,084
Sales and marketing	444	2,013	2,861	3,473
Research and product development	4,348	4,024	9,787	6,830
General and administrative	4,992	3,198	10,271	5,992
Total stock-based compensation expense	$10,772	$9,961	$24,675	$17,379

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash from operating activities
Net loss	$(18,901)	$(29,970)	$(54,011)	$(44,257)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	6,198	7,759	13,135	15,637
Amortization of operating lease right-of-use assets	541	922	1,109	1,809
Gain on lease modification	(1,915)	—	(4,281)	—
Impairment, net	—	19,433	—	19,792
Deferred income taxes	5	(1,208)	9	(1,550)
Stock-based compensation, including as amortized	11,390	10,523	26,027	18,478
Other	(558)	(62)	(717)	6
Changes in operating assets and liabilities:
Accounts receivable	(2,616)	507	(3,530)	(2,924)
Prepaid expenses and other current assets	36	(710)	(2,429)	(2,652)
Other assets	297	(735)	363	(1,308)
Accounts payable	788	(2,970)	(989)	17
Accrued employee expenses	(15,760)	1,799	(2,719)	(3,217)
Accrued expenses	(237)	1,460	2,170	3,182
Taxes payable	15,228	(5)	25,152	52
Operating lease liabilities	(3,867)	(680)	(4,638)	(1,311)
Other liabilities	141	(538)	(2,308)	1,527
Net cash (used in) provided by operating activities	(9,230)	5,525	(7,657)	3,281
Cash from investing activities
Purchases of available-for-sale investments	(72,312)	(21,591)	(73,597)	(44,900)
Proceeds from sales of available-for-sale investments	—	—	1,013	—
Proceeds from maturities of available-for-sale investments	11,727	20,155	49,617	43,498
Purchases of property and equipment	(1,377)	(3,269)	(2,171)	(5,099)
Capitalization of software development costs	(986)	(3,709)	(2,151)	(7,193)
Proceeds from sale of equity-method investment	—	—	629	—
Net cash used in investing activities	(62,948)	(8,414)	(26,660)	(13,694)
Cash from financing activities
Proceeds from stock option exercises	668	503	1,502	603
Tax withholding for net share settlement	(7,717)	(4,524)	(13,256)	(5,597)
Net cash used in financing activities	(7,049)	(4,021)	(11,754)	(4,994)
Net decrease in cash and cash equivalents and restricted cash	(79,227)	(6,910)	(46,071)	(15,407)
Cash, cash equivalents and restricted cash
Beginning of period	104,175	49,786	71,019	58,283
End of period	$24,948	$42,876	$24,948	$42,876

RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Costs and operating expenses:
GAAP cost of revenue (exclusive of depreciation and amortization)	$57,854	$47,430	$114,062	$90,777
Less: Stock-based compensation expense	988	726	1,756	1,084
Non-GAAP cost of revenue (exclusive of depreciation and amortization)	$56,866	$46,704	$112,306	$89,693
GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	39%	40%	40%	41%
Non-GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	39%	40%	40%	40%

GAAP sales and marketing	$27,002	$26,995	$56,400	$51,914
Less: Stock-based compensation expense	444	2,013	2,861	3,473
Non-GAAP sales and marketing	$26,558	$24,982	$53,539	$48,441
GAAP sales and marketing as a percentage of revenue	18%	23%	20%	23%
Non-GAAP sales and marketing as a percentage of revenue	18%	21%	19%	22%

GAAP research and product development	$37,263	$26,687	$74,925	$51,007
Less: Stock-based compensation expense	4,348	4,024	9,787	6,830
Non-GAAP research and product development	$32,915	$22,663	$65,138	$44,177
GAAP research and product development as a percentage of revenue	25%	23%	26%	23%
Non-GAAP research and product development as a percentage of revenue	22%	19%	23%	20%

GAAP general and administrative	$18,819	$37,947	$50,510	$56,911
Less: Stock-based compensation expense	4,992	3,198	10,271	5,992
Less: Impairment, net	—	19,433	—	19,792
Less: Gain on lease modification	(1,915)	—	(4,281)	—
Less: CEO separation costs, net	—	—	11,520	—
Non-GAAP general and administrative	$15,742	$15,316	$33,000	$31,127
GAAP general and administrative as a percentage of revenue	13%	32%	18%	26%
Non-GAAP general and administrative as a percentage of revenue	11%	13%	12%	14%

GAAP depreciation and amortization	$6,816	$8,321	$14,487	$16,736
Less: Amortization of stock-based compensation capitalized in software development costs	618	561	1,352	1,098
Less: Amortization of purchased intangibles	621	1,151	1,240	2,303
Non-GAAP depreciation and amortization	$5,577	$6,609	$11,895	$13,335
GAAP depreciation and amortization as a percentage of revenue	5%	7%	5%	8%
Non-GAAP depreciation and amortization as a percentage of revenue	4%	6%	4%	6%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Loss from operations:
GAAP loss from operations	$(679)	$(29,930)	$(27,209)	$(44,599)
Less: Stock-based compensation expense	10,772	9,961	24,675	17,379
Less: Amortization of stock-based compensation capitalized in software development costs	618	561	1,352	1,098
Less: Amortization of purchased intangibles	621	1,151	1,240	2,303
Less: Impairment, net	—	19,433	—	19,792
Less: Gain on lease modification	(1,915)	—	(4,281)	—
Less: CEO separation costs, net	—	—	11,520	—
Non-GAAP income (loss) from operations	$9,417	$1,176	$7,297	$(4,027)

Operating margin:
GAAP operating margin	(0.5)%	(25.5)%	(9.6)%	(20.0)%
Stock-based compensation expense as a percentage of revenue	7.4	8.5	8.7	7.8
Amortization of stock-based compensation capitalized in software development costs as a percentage of revenue	0.4	0.5	0.5	0.5
Amortization of purchased intangibles as a percentage of revenue	0.4	1.0	0.4	1.0
Impairment, net as a percentage of revenue	—	16.5	—	8.9
Gain on lease modification as a percentage of revenue	(1.3)	—	(1.5)	—
CEO separation costs, net as a percentage of revenue	—	—	4.1	—
Non-GAAP operating margin	6.4%	1.0%	2.6%	(1.8)%

Net loss:
GAAP net loss	$(18,901)	$(29,970)	$(54,011)	$(44,257)
Less: Stock-based compensation expense	10,772	9,961	24,675	17,379
Less: Amortization of stock-based compensation capitalized in software development costs	618	561	1,352	1,098
Less: Amortization of purchased intangibles	621	1,151	1,240	2,303
Less: Impairment, net	—	19,433	—	19,792
Less: Gain on lease modification	(1,915)	—	(4,281)	—
Less: CEO separation costs, net	—	—	11,520	—
Less: Income tax effect of adjustments	(17,292)	58	(27,783)	(958)
Non-GAAP net income (loss)	$8,487	$1,078	$8,278	$(2,727)

Net income (loss) per share, basic:
GAAP net loss per share, basic	$(0.53)	$(0.86)	$(1.52)	$(1.27)
Non-GAAP adjustments to net loss	0.77	0.89	1.75	1.19
Non-GAAP income (loss) per share, basic	$0.24	$0.03	$0.23	$(0.08)

Net income (loss) income per share, diluted:
GAAP net loss per share, diluted	$(0.52)	$(0.84)	$(1.49)	$(1.27)
Non-GAAP adjustments to net income	0.75	0.87	1.72	1.19
Non-GAAP net income (loss) per share, diluted	$0.23	$0.03	$0.23	$(0.08)

Weighted-average shares used in GAAP per share calculation
Basic	35,565	34,927	35,505	34,881
Diluted	35,565	34,927	35,505	34,881

Weighted-average shares used in non-GAAP per share calculation
Basic	35,565	34,927	35,505	34,881
Diluted	36,305	35,668	36,200	34,881

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Free cash flow:
GAAP net cash (used in) provided by operating activities	$(9,230)	$5,525	$(7,657)	$3,281
Purchases of property and equipment	(1,377)	(3,269)	(2,171)	(5,099)
Capitalized software development costs	(986)	(3,709)	(2,151)	(7,193)
CEO separation costs payment	14,926	—	14,926	—
Partial lease termination payment	2,851	—	2,851	—
Non-GAAP free cash flow	$6,184	$(1,453)	$5,798	$(9,011)

Free cash flow margin:
GAAP net cash (used in) provided by operating activities as a percentage of revenue	(6.3)%	4.7%	(2.7)%	1.5%
Purchases of property and equipment as a percentage of revenue	(0.9)	(2.8)	(0.8)	(2.3)
Capitalized software development costs as a percentage of revenue	(0.7)	(3.2)	(0.8)	(3.2)
CEO separation costs payment	10.2	—	5.3	—
Partial lease termination payment	1.9	—	1.0	—
Non-GAAP free cash flow margin	4.2%	(1.2)%	2.0%	(4.0)%

Statement Regarding the Use of Non-GAAP Financial Measures

We disclose the following non-GAAP financial measures in this press release: non-GAAP income (loss) from operations, non-GAAP operating expenses (cost of revenue (exclusive of depreciation and amortization), sales and marketing, research and product development, general and administrative, and depreciation and amortization), non-GAAP net income (loss), non-GAAP net income (loss) per share, and free cash flow.

•Non-GAAP presentation of income (loss) from operations, operating expenses, net income (loss), and net income (loss) per share. These measures exclude certain non-cash or non-recurring items, including stock-based compensation expense, amortization of stock-based compensation capitalized in software development costs, amortization of purchased intangibles, impairment, CEO separation costs, net, gain on lease modification, and the related income tax effect of these adjustments, as applicable and described below.

•Free cash flow. Free cash flow is defined as net cash from operating activities, less purchases of property and equipment, capitalization of software development costs, payments for separation costs and lease termination payments. We use free cash flow to evaluate our generation of cash from operations that is available for purposes other than capital expenditures and capitalized software development costs. Additionally, we believe that information regarding free cash flow provides investors with a perspective on the cash available to fund ongoing operations, because we review cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

We use each of these non-GAAP financial measures internally to assess and compare operating results across reporting periods, for internal budgeting and forecasting purposes, and to evaluate our financial performance. We believe these adjustments also provide useful supplemental information to investors and facilitate the analysis of our operating results and comparison of operating results across reporting periods.

In particular, we believe these non-GAAP financial measures are useful to investors and others in assessing our operating performance due to the following factors:

•Stock-based compensation expense and amortization of stock-based compensation capitalized in software development costs. We utilize stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of our stockholders while ensuring long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

•Amortization of purchased intangibles. We view amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

•Impairment. We believe that impairment charges do not reflect future operating expenses, and are generally unrelated to financial and operational performance in any particular period.

•CEO separation costs, net. We incurred one-time, separation costs associated with our former Chief Executive Officer's Transition and Separation Agreement, dated March 1, 2023 ("Separation Agreement"). We have excluded these costs, as we do not consider such amounts to be part of the ongoing operation of our business.

•Gain on lease modification. In January 2023 and June 2023 we amended our San Diego lease. We have excluded any gain related to the remeasurement of the lease liability, as we do not consider such amounts to be part of the ongoing operation of our business.

•Income tax effects of adjustments. We utilize a fixed long-term projected tax rate in our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a financial projection that excludes the direct impact of other non-GAAP adjustments. The projected rate, which we have determined to be 25%, considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. We periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, and material changes in the forecasted geographic earnings mix.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and can exclude expenses that may have a material impact on our reported financial results. As such, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the tables above. We encourage investors to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

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